EXHIBIT 10-17

                         MANAGEMENT CONSULTING AGREEMENT

             THIS AGREEMENT is made as of the 1st day of May, 2006.

BETWEEN:

                  XTRA-GOLD RESOURCES CORP., a company incorporated under the laws of the State of Nevada

                  (hereinafter referred to as "XTRA")

                                                               OF THE FIRST PART

- and -

                  YVES P. CLEMENT,
                  of the City of Burnaby, in the Province of British Columbia

                  (hereinafter referred to as "CLEMENT")

                                                              OF THE SECOND PART

         WHEREAS Clement possesses the requisite knowledge and experience in connection with precious metals and mineral exploration;

         AND WHEREAS Xtra is desirous of appointing Yves P. Clement as Vice-President, Exploration ("VPE") of Xtra and further wishes to engage Clement on a management consulting basis with a view to Clement providing certain services to Xtra.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Ten ($10.00) Dollars, the receipt and sufficiency of which is hereby acknowledged by the parties hereto and other good and valuable consideration, the parties hereto agree as follows:

1.       SERVICES TO BE PROVIDED

         (a) Clement shall provide management consulting services (the "SERVICES") as may be required by Xtra from time to time.

         (b) The scope of the Services will be strictly of a consulting nature, wherein Clement will provide the Services as set out in Schedule "A" annexed hereto.

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2.       COMPENSATION

         (a) Clement shall be paid Cdn.$120,000.00 per annum (plus GST) in connection with the Services (the "FEES") and the Fees shall be paid to Clement on the following terms and in a manner of payment to be agreed to between the Parties:

                  (i) 50% of the Fees (Cdn.$60,000.00) shall be paid by Xtra; and

                  (ii) it is the understanding of Xtra that Clement will enter into a separate agreement with Ginguro Exploration Inc. ("GINGURO"), upon completion of a financing (the "FINANCING") currently undertaken by Ginguro, whereby 50% of the Fees (Cdn.$60,000.00) shall be paid by Ginguro;

                  provided, however, that until such time that the Financing is completed:

                  (iii) 100% of the Fees (Cdn.$120,000.00) shall be paid by Xtra.

         (b)      STOCK OPTIONS

         On or about the date of this Agreement, the Board shall grant Clement an aggregate of 324,000 non-qualified stock options (the "OPTIONS") on the following terms and as more particularly set forth in a stock option agreement (the "OPTION AGREEMENT") to be entered into between the Parties:

                  (i) the price at which the Options may be exercised is U.S.$0.70 per share;

                  (ii) the term of the Options shall be for three (3) years and shall expire three (3) years from the date of grant (the "EXPIRY DATE");

                  (iii) the Options shall vest over a three (3) year period at the rate of 9,000 Options per month;

                  (iv) any portion of the Options that have vested and have not been exercised in a particular month shall accrue to the benefit of Clement (the "ACCRUED OPTIONS") and in connection therewith, Clement shall have the right to exercise the Accrued Options for a period of time as may be set out in the Option Plan referred to in
                           (viii) hereunder or in accordance with securities laws governing Xtra, but in no event shall the Accrued Options be exercised later than the earlier of (a) the Expiry Date; and (b) the exercise date contemplated in subparagraphs (v), (vi) and (vii) hereunder;

                  (v) in the event of (i) a takeover of Xtra whether by a unrelated third party of Xtra or by a control block of its stockholders; or (ii) a sale of more than 51% of its assets, all Options granted to Clement shall vest in which event Clement will have the right to exercise such Options within 90 days following the completion of such takeover or sale.

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                  (vi)     in the event that Clement is terminated by Xtra,
                           without cause, then in such event Xtra agrees that Clement shall retain 100% of the Accrued Options and 50% of the unvested Options (the "UNVESTED OPTIONS"); provided, however that the Options referred to in this subparagraph must be exercised no later than 90 days following such termination, failing which these Options will be cancelled;

                  (vii) in the event that Clement is terminated by Xtra, with cause, then in such event Xtra agrees that Clement shall retain 100% of the vested but unexercised Options (the "VESTED OPTIONS"); provided, however that the Vested Options must be exercised no later than 90 days following such termination, failing which such Vested Options will be cancelled. All unvested Options will be cancelled immediately upon termination, with cause;

                  (viii) Xtra implemented and adopted a 2005 equity compensation plan (the "OPTION PLAN") which implementation and adoption was been approved in writing by the Board in June 2005; and

                  (ix) the Options shall at all times be subject to the terms of the Option Agreement and the Option Plan.

         For purposes of clarity of subparagraph 2 (vi) and (vii), Clement shall mean and include the VPE.

3.       PLACE OF WORK

         Clement shall render the Services primarily at his place of business; however, upon request, will provide the Services at such other place or places as may be reasonably requested by Xtra from time to time as deemed appropriate for the performance of his Services.

4.       TIME

         The VPE's daily schedule and hours worked on any given day shall generally be at Clement's discretion, but at all times shall be subject to and dependent upon Xtra's needs. Xtra relies upon Clement to ensure that he devotes sufficient time as deemed necessary in order to fulfill the spirit and purpose of this Agreement.

5.       REIMBURSEMENT FOR EXPENSES INCURRED BY CLEMENT ON BEHALF OF XTRA

         Clement will submit an expense report for expenses actually and properly incurred on behalf of Xtra on a monthly basis in the form provided by Xtra for such purpose. Xtra shall reimburse Clement for approved reasonable expenses within five (5) business days following receipt of Clement's itemized monthly expense report. Clement agrees to provide proper receipts for expenses incurred and submitted.

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6.       REPRESENTATIONS OF CLEMENT

         (a) Clement represents that he has the requisite qualifications, experience and capabilities to perform the Services to a standard of care, skill and diligence acceptable within the mining industry.

         (b) Clement shall complete an Officer's and Director's Questionnaire (the "QUESTIONNAIRE"). The parties hereto acknowledge that the Questionnaire had not been completed prior to the execution of this Agreement. The parties agree that Xtra shall have the right to terminate this Agreement without advance notice in the event that the Questionnaire reveals information that, in the determination of the Board, could reasonably adversely affect Xtra's disclosure in its SEC filings.

         (c) Clement further represents that none of the following events has occurred during the previous 10 years:

                  (i) there has been no bankruptcy filed by or against Clement or any business of which Clement was a general partner or executive officer at the time the petition was filed or within two (2) years prior to the filing;

                  (ii) Clement has not been convicted in a criminal proceeding or is the subject of a pending criminal proceeding (except traffic violations);

                  (iii) Clement is not and has not been subject to any order, judgment or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting the involvement in any type of business, securities or banking activities; and

                  (iv) Clement has not been found by a court of competent jurisdiction (in a civil action), the SEC or the CFTC of violating a federal or state securities or commodities law, and the judgment has not been reversed, vacated or suspended.

7.       INDEPENDENT CONSULTANT

         (a) Clement shall not be construed to be an employee of Xtra and at all times shall remain an independent consultant.

         (b) Clement shall not be entitled to nor shall receive any benefit normally provided to Xtra's employees including, but not limited to, vacation pay, health, disability and other insurance coverage, sick pay or retirement funds.

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         (c)      No withholding for income taxes or any other tax or
                  contribution shall be deducted from payments rendered to Clement. Clement herein agrees to be solely responsible for the payment or taxes or contributions due on any amounts received by Clement under this Agreement.

8.       TOOLS OF TRADE AND SUPPLIES

         Unless otherwise agreed to by Xtra in advance, Clement shall be solely responsible for procuring, paying for and maintaining any computer equipment, software, tools or supplies necessary or appropriate for the performance of the Services.

9.       EXCLUSIVITY OF CLEMENT

         Nothing herein shall be deemed to require Clement to provide his Services exclusively to Xtra, provided however, that Clement shall be prohibited from direct competition against Xtra where he may provide similar Services to third party companies. In particular, Clement agrees to provide Xtra with a first right of refusal on all recommendations made by him with respect to mineral and acquisition properties as set out in paragraph 14 herein. In particular, for purposes of paragraphs 9 and 14, the Parties hereto agree that the area of interest is established as being any mineral property situate in Africa.

10.      CONFIDENTIALITY

         (a) During the term of this Agreement and thereafter for a period of two (2) years, Clement shall maintain all matters involving Xtra and the Services performed by Clement in the strictest of confidence, except insofar as shall be required in order for Clement to perform the Services hereunder or as may be authorized in writing by Xtra, or as may come into the public domain through sources beyond the control of Clement or Xtra or as may be required by law.

         (b) Clement hereby agrees to enter into and execute a confidentiality, non-competition and non-disclosure agreement simultaneously with the execution of this Agreement.

         (c) Upon termination of this Agreement, Clement warrants that he shall deliver to Xtra forthwith any and all materials and information relating to the Services including, but not limited to, any and all files, agreements, reports, correspondence, business plans, technical and financial data.

11.      INDEMNIFICATION

         In the event of any legal action commenced by a corporation or an individual with respect to Clement's Services under this Agreement, Xtra hereby agrees to indemnify and hold harmless Clement from and against all such actions, claims, liabilities, costs and expenses and the legal fees and disbursements in connection therewith shall be borne by Xtra; provided that the indemnification

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                                      - 6 -

provided under this paragraph shall not be available to the extent of Clement's gross negligence, willful misconduct, violation of applicable statute, rule or regulation, or under circumstances where applicable law does not permit indemnification.

12.      OWNERSHIP OF INFORMATION

         Any and all information produced as a result of the Services provided by Clement or any documentation deriving therefrom shall remain the exclusive property of Xtra and Clement shall have no claim or interest therein, except as referred to hereunder in paragraph 14.

13.      INSURANCE

         (a) Xtra hereby agrees to consider death and dismemberment insurance coverage (the "INSURANCE") for any person attending or working upon its mineral properties in Ghana.

         (b) Provided that Xtra determines that the Insurance can be purchased at a reasonable cost, Xtra hereby agrees to purchase the Insurance.

14.      RIGHT OF FIRST REFUSAL

         Subject to paragraph 9 of this Agreement, in the event that Xtra declines any interest in acquiring a particular mining property, Clement shall have the right to pursue other potential purchasers for such purpose.

15.      ASSIGNMENT

         Clement may not assign his interests under this Agreement or any of the Services to be provided by Clement without having first obtained the consent in writing of Xtra.

16.      TERM

         The term of this Agreement is for three (3) years commencing on May 1, 2006 (the "TERM"). Thereafter, in the event that Xtra fails to provide 60 days' notice in writing to Clement to the contrary, the Term will be renewed in increments of one (1) year in accordance with the existing terms and conditions of this Agreement, unless such terms and conditions are otherwise amended and agreed to in writing between the Parties.

17.      TERMINATION

         (a) Except as provided in paragraph 6(b) of this Agreement, either Clement or Xtra may terminate this Agreement without reason or cause by first providing the other party with three (3) months' written notice in advance of such termination.

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         (b)      Xtra may terminate this Agreement, without providing Clement with any notice of termination, in the event of any one of the following causes:

                  (i) Clement is convicted of a crime;

                  (ii) Clement commits fraud or similar actions against Xtra;

                  (iii) Clement commits willful misconduct; or

                  (iv) Clement commits habitual intoxication or substance abuse.

         (c) In the event of the voluntary termination by Clement, any unexercised Options or Accrued Options shall be cancelled 90 days following such termination.

         (d) In the event of termination of Clement by Xtra, without notice, for cause as set out in subparagraph (b) above, any unexercised Options or Accrued Options shall be cancelled immediately.

         (e) Clement agrees to maintain all matters herein in confidence, in perpetuity, except as referred to in paragraph 14 above, unless disclosure of such matters is required pursuant to a court of law.

18.      RETIREMENT ALLOWANCE

         (a) In the event that Xtra terminates Clement, without cause, at any time during the Term; provided however that Clement shall have provided the Services for at least six (6) months, Clement shall be paid a pro rata portion of his Fees based on 50% of his Fees for an 18 month period. For clarity purposes, the Parties hereto agree that Clement shall be paid an aggregate sum of CAD$90,000 upon:

                  (i)      execution and delivery of a full and final release;

                  (ii) execution and delivery of corporate resignations of any offices held by the VPE; and

                  (iii) the return of all Xtra property in the possession of Clement as set out in paragraph 10(c) of this Agreement.

19.      ADDRESS FOR DELIVERY OR NOTICE

         Each notice under this Agreement shall be made in writing and may be sent by facsimile or electronic formatted transmission (e-mail) or delivered to the address for such Party as noted hereunder:

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         (a)      if to Xtra,

                  (i)      by regular mail or courier to:

                           3151 Clint Moore Road   - and -   6 Kersdale Avenue
                           Suite 204                         Toronto ON M6M 1C8
                           Boca Raton FL 33496

                  (ii)     by e-mail transmission to:

                           tedmckechnie@rogers.com

                           with a copy to:

                           kiomi@sympatico.ca

                  (iii)    by fax to:

                           (416) 981-3055

         (b)      if to Clement,

                  (i)      by regular mail or courier to:

                           #212 - 5932 Patterson Avenue
                           Burnaby BC   V5H 4B4

                  (ii)     by e-mail transmission to:

                           ypclement@hotmail.com

                  (iii)    by fax to:

                           (604) 454-9237

         Either Party may change its mailing address, e-mail address or facsimile number by notifying the other Party in writing.

20.      SEVERABILITY AND CONSTRUCTION OF AGREEMENT

         Each section, paragraph, term and provision of this Agreement and any portion thereof shall be considered severable and, if for any reason whatsoever, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation by a final ruling issued by a court of jurisdiction, agency or tribunal with valid jurisdiction, then that ruling shall not impair the operation of any other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties hereto and continue to be of full force and effect as of the date upon which the ruling becomes final).

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21.      CONSENTS AND WAIVERS

         No consent or waiver by either Party in respect of any breach of a provision of this Agreement shall be deemed to be a consent or waiver of any other breach of this Agreement.

22.      ENUREMENT

         This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

23.      ENTIRE AGREEMENT

         This document contains the entire agreement made between the Parties hereto as of the date of this Agreement and no representations, inducements, promises or agreements not embodied or referenced herein shall be of any force or effect, unless the same are set forth in writing and signed by the Parties hereto.

24.      AMENDMENTS TO AGREEMENT

         This Agreement may be amended from time to time as agreed to in writing between the Parties. Any amending agreement together with the unamended sections of this Agreement shall then constitute the entire agreement between the Parties.

25.      APPLICABLE LAW

         For all purposes, this Agreement will be governed exclusively by and be construed and enforced in accordance with the laws prevailing in the State of Nevada.

26.      EXECUTION OF AGREEMENT

         This Agreement may be signed by the Parties hereto in counterpart, each of which counterpart when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth in this Agreement. This Agreement may be executed by facsimile and such facsimile or facsimiles shall be deemed to represent the original Agreement.

27.      NO PARTNERSHIP OR AGENCY

         The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party as the partner, agent or legal representative of the other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for or assume any obligation or responsibility on behalf of the other Party, except as may be from time to time agreed to in writing between the Parties or as otherwise expressly provided.

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         IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.


SIGNED, SEALED AND DELIVERED            )  XTRA-GOLD RESOURCES CORP.
     in the presence of                 )
                                        )
                                        )  Per: /s/ William Edward McKechnie
                                        )       ----------------------------
                                        )       William Edward McKechnie
                                        )       Chairman and CEO
                                        )
            /s/ John McKenzie           )          /s/ YVES P. CLEMENT
          ---------------------         )       ----------------------------
                Witness                 )            YVES P. CLEMENT

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                                  SCHEDULE "A"

               JOB DESCRIPTION OF THE VICE-PRESIDENT, EXPLORATION
                          OF XTRA-GOLD RESOURCES CORP.


POSITION HELD:    Vice-President, Exploration ("VPE")

INCUMBENT:        Yves P. Clement ("CLEMENT")

TERMS OF REFERENCE

This written job description of the responsibilities and accountability of the position of the VPE has been prepared to empower the Board with a means of directing, assessing, encouraging and compensating the activities of Xtra's VPE. This job description forms the basis for and an addendum to the terms of the management consulting agreement entered into between Xtra and Clement (the "MC AGREEMENT").

COMPLIANCE

Clement's performance of his Responsibilities set forth hereunder shall, at all times, be subject to his compliance with the provisions of applicable laws, rules and regulations. Clement shall be subject to and agrees to comply with all internal policies instituted by Xtra and applicable to its executive officers.

RANGE OF APPLICATION

The provisions contained in the MC Agreement will be reviewed, assessed and authorized by the Board in the manner set out in the MC Agreement and any independent compensation committee (the "ICC") comprised of the unrelated directors of Xtra that may be formed at a later date.

SCOPE OF SERVICES

The scope of the Services, in particular, the job description and responsibilities of the VPE, shall include but not be limited to:

o making project or property site attendances as may be required from time to time, preparing progress reports from time to time with respect to Xtra's mineral exploration projects, conducting due diligence as may be required from time to time in connection with potential mineral properties; reviewing geological data and liaising with principal owners of mineral properties in which Xtra may wish to acquire an interest, meeting with government authorities and retaining technical experts as may be required from time to time;

o all reporting of activities and/or progress reports shall be made directly to Mike Byron, President, Exploration;

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o        consulting with other parties in the mining industry from time to time in connection with the matters referred to above with a view to making recommendations to the Board;

o making recommendations to the Board and its relevant committees with respect to the acquisition and/or abandonment of mineral exploration properties;

o meeting or discussing with the Chairman and Chief Executive Officer, the Board or its committees as may be required from time to time to provide regular and timely reports of plans and operations in connection with the business of the Xtra; and

o preparing, having approved by the Board and implementing plans for the operation of Xtra including plans for exploration programs, costs of operations, other expenditures in connection with Xtra's mineral projects.

SPECIFIC ACCOUNTABILITY

The Board and/or the ICC will review the performance of the VPE in connection with each of the above-noted responsibilities (the "RESPONSIBILITIES"), which may be amended from time to time, and will record and discuss their assessment with Clement six (6) months following the execution of the MC Agreement or such late date as may be determined by the Board and/or the ICC. Thereafter, the Board and/or the ICC will annually review the performance of the VPE in connection with the Responsibilities and will record and discuss this assessment with Clement at such time.

PERFORMANCE

Above-average performance is expected in all areas of responsibility and considered compensation is provided within the position's compensation and stock option base. The success of Xtra and its ability to thrive and prosper in a competitive environment, together with the successful performance by the VPE will be recognized in a reward for initiative and the Board and/or the ICC may elect to award additional compensation to be determined, based on the achievement of milestones as may be established from time to time.